Exhibit 99.1

Sirona Reports Fiscal 2007 Second Quarter and Year-to-Date Results

•                  Second Quarter Revenue Increased 13.9%, up 7.1% on a Constant Currency Basis

•                  Sirona Reaffirms Fiscal 2007 Guidance

Long Island City, New York, May 10, 2007 — Sirona (Nasdaq: SIRO), a leading global manufacturer of technologically advanced, high quality dental equipment, today reported its financial results for the quarter and six months ended March 31, 2007.

Second Quarter Fiscal 2007 vs. Second Quarter Fiscal 2006 Financial Results

Revenue was $150.2 million, an increase of $18.3 million or 13.9% (up 7.1% on a constant currency basis) with growth rates for the Company’s business segments as follows: Imaging Systems increased 92% (up 80% constant currency); Instruments increased 6% (down 2% constant currency); Treatment Centers declined 12% (down 19% constant currency); and Dental CAD/CAM Systems declined 11% (down 14% constant currency). Revenue in the United States increased by 34%. Outside the United States, revenue increased 6% (down 3% constant currency). Imaging Systems and United States revenue growth was mainly attributable to the June 2006 acquisition of Schick Technologies Inc., the continued adoption of digital radiography and the first deliveries of our Galileos 3D imaging unit.

Gross profit increased by $5.5 million to $70.5 million, up 8.5%. Operating income was $5.6 million compared to $20.0 million, as the increase in gross profit was more than offset by higher SG&A and R&D expense. The year-over-year increase in SG&A and R&D expense was driven by the inclusion of Schick’s operations, increased expense associated with major product launches, the bi-annual International Dental Show trade show in Cologne and additional expenses following the Schick acquisition (including option expenses, costs related to the preparation and review of U.S. GAAP financial statements, and Sarbanes-Oxley compliance).

Net income was $0.4 million compared to $4.4 million. The effective tax rate represents an estimation of 35% for fiscal year 2007, a significant improvement compared to the prior year.

At March 31, 2007 the Company had cash and cash equivalents of $43.3 million and total debt of $528.7 million, resulting in net debt of $485.4 million. This compares to net debt of $452.8 million at September 30, 2006. Of the $32.6 million increase in net debt, approximately half of it was due to currency fluctuations.

Chairman, President & CEO Jost Fischer commented, “As we expected, second quarter performance reflected dentists’ delayed equipment purchases in anticipation of Sirona’s product launches and the International Dental Show in Cologne at the end of March.  We expect strong revenue growth in the second half of Fiscal 2007 due to the ramp up of manufacturing and sales of our new CEREC product offerings and our

Galileos 3D imaging system. We are reaffirming our Fiscal 2007 guidance, which we initially gave in our December 8, 2006 earnings press release.”

First Half Fiscal 2007 vs. First Half Fiscal 2006 Financial Results

Revenue was $325.0 million, an increase of $57.2 million or 21.4% (up 14.7% constant currency) with growth rates for the Company’s business segments as follows: Imaging Systems increased 96% (up 84% constant currency); Instruments increased 21% (up 12% constant currency); Treatment Centers increased 11% (up 3% constant currency); and Dental CAD/CAM Systems declined 11% (down 14% constant currency). Revenue in the United States increased 33%. Outside the United States, revenue increased 16% (up 7% constant currency). Imaging Systems and United States revenue growth was attributable to the inclusion of the Schick operations and the continued adoption of digital radiography.

Gross profit increased by $23.4 million to $154.6 million, up 17.8%. Operating income was $31.7 million compared to $46.8 million as the increase in gross profit was more than offset by higher SG&A and R&D expense. The year-over-year increase in SG&A and R&D expense was driven by the inclusion of Schick’s operations, increased expense associated with major product launches, the bi-annual IDS trade show in Cologne and additional expenses following the Schick acquisition (including option expenses, costs related to the preparation and audit of U.S. GAAP financial statements, and Sarbanes-Oxley compliance).

Net income was $2.7 million compared to $7.8 million.  First half 2007 net income includes a one-time charge related to the early extinguishment of debt of $21.1 million ($13.3 million after tax) and a foreign exchange gain of $3.9 million ($2.5 million after tax) resulting from the re-financing. The effective tax rate represents an estimation of 35% for fiscal year 2007.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 9:00 a.m. Eastern Standard Time on May 10, 2007. The teleconference can be accessed by calling 866 543 6408 (domestic) or +1 617 213 8899 (international) using passcode # 43928357.  The webcast will be available via the Internet at www.sirona.com. A replay of the conference call will be available through June 9, 2007 by calling 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 52120778. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Recognized as a leading global manufacturer of technologically advanced, high quality dental equipment, Sirona has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CAD/CAM restoration equipment (CEREC), digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces.  Visit http://www.sirona.com for more information about Sirona and its products.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a nonhistorical nature and are subject to risks and uncertainties that are beyond the

Company’s ability to control. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Contact information:

John Sweeney, CFA

Sirona Dental Systems, Inc.

Director of Investor Relations

+1 718 482 2184

john.sweeney@sirona.com

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three months		Six months
	ended		ended
	March 31,		March 31,
	2007	2006	2007	2006
	$’000s (except per share amounts)
Revenue	$150,168	$131,843	$324,967	$267,725
Cost of sales	79,622	66,816	170,349	136,480
Gross profit	70,546	65,027	154,618	131,245

Selling, general and administrative expense	52,877	35,339	100,378	67,642
Research and development	12,054	8,026	22,334	14,973
(Benefit)/provision for doubtful accounts and notes receivable	(68)	322	233	182
Net other operating expenses/(income)	122	1,376	(28)	1,684
Operating income	5,561	19,964	31,701	46,764
Foreign currency transactions (gain)/loss, net	(1,889)	(3,377)	(8,955)	1,880
Loss/(gain) on derivative instruments	911	(1,647)	420	(1,372)
Interest expense, net	6,207	13,545	15,166	29,000
Loss on debt extinguishment	—	—	21,145	—
Income before taxes and minority interest	332	11,443	3,925	17,256
Income tax provision	125	6,976	1,374	9,480
Minority interest	(143)	23	(117)	22
Net income	$350	$4,444	$2,668	$7,754

Income per share
— Basic	$0.01	$0.12	$0.05	$0.21
— Diluted	$0.01	$0.12	$0.05	$0.21
Weighted average shares — basic	54,683,295	36,972,480	54,652,557	36,972,480
Weighted average shares — diluted	54,890,447	36,972,480	54,869,481	36,972,480

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2007	2006
	(unaudited)
	$’000s (except share amounts)
ASSETS

Current assets
Cash and cash equivalents	$43,266	$80,560
Restricted cash	791	953
Accounts receivable, net of allowance for doubtful accounts of $1,146 and $837, respectively	87,866	66,090
Inventories, net	72,677	57,303
Deferred tax assets	6,433	4,671
Prepaid expenses and other current assets	15,856	16,074
Income tax receivable	3,124	—
Total current assets	230,013	225,651

Property, plant and equipment, net of accumulated depreciation and amortization of $22,330 and $18,139, respectively	67,328	61,042
Goodwill	634,625	613,549
Investments	1,152	750
Intangible assets, net of accumulated amortization of $109,308 and $66,242, respectively	602,582	618,993
Other non-current assets	5,064	17,370
Deferred tax assets	6,118	3,649
Total assets	$1,546,882	$1,541,004

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$29,815	$30,303
Short-term debt and current portion of long-term debt	12,864	14,738
Income taxes payable	7,502	10,434
Deferred tax liabilities	1,530	3,208
Accrued liabilities and deferred income	74,083	65,203
Total current liabilities	125,794	123,886

Long-term debt	515,833	518,634
Deferred tax liabilities	230,771	243,491
Other non-current liabilities	11,783	18,128
Pension related provisions	51,513	48,167
Deferred income	95,000	100,589
Total liabilities	1,030,694	1,052,895

Minority interest	160	263

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	—	—
Common stock ($0.01 par value; 95,000,000 shares authorized: 54,733,488 and 54,608,134 shares issued and outstanding, respectively)		546
Additional paid-in capital	594,011	582,447
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Accumulated deficit	(44,738)	(47,406)
Accumulated other comprehensive income	15,311	1,362
Total shareholders’ equity	516,028	487,846
Total liabilities, minority interest and shareholders’ equity	$1,546,882	$1,541,004

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months
	ended
	March 31,
	2007	2006
	$’000s
Cash flows from operating activities
Net income	$2,668	$7,754

Adjustments to reconcile net income to net cash used in operating activities
Minority interest	(116)	—
Depreciation and amortization	44,992	30,035
Loss on disposal of property, plant and equipment	31	—
Losses/(gains) on derivate instruments	420	(1,372)
Foreign currency transactions (gain)/loss	(8,955)	1,880
Accreted interest on long term debt	4,449	11,318
Deferred income taxes	(22,691)	(3,975)
Amortization of debt issuance cost	2,374	4,078
Loss on debt extinguishment	19,964	—
Compensation expense from stock options	6,711	—

Changes in assets and liabilities
Accounts receivable	(19,067)	(19,825)
Inventories	(13,166)	(3,684)
Prepaid expenses and other current assets	5,999	20,714
Restricted Cash	204	47
Other non-current assets	(4,924)	(2,953)
Trade accounts payable	(509)	(1,383)
Accrued liabilities and deferred income	(4,358)	(10,665)
Other non-current liabilities	(6,212)	3,228
Income taxes receivable	(3,106)	—
Income taxes payable	(2,102)	9,457
Net cash provided by operating activities	2,606	44,654

Cash flows from investing activities
Investment in property, plant and equipment	(9,326)	(6,011)
Proceeds from sale of property, plant and equipment	215	6
Restricted short term investments/securities	—	741
Purchase of intangible assets	(57)	(372)
Purchase of long-term investments	(402)	—
Net cash used in investing activities	(9,570)	(5,636)

Cash flows from financing activities
Repayments of long-term debt	(559,294)	(36,153)
Proceeds from borrowings	529,747	—
Debt issuance cost	(5,381)	—
Common shares issued under share based
compensation plans	1,092	—
Tax effect of common shares exercised under share based compensation plans	1,173	—
Net cash used in financing activities	(32,663)	(36,153)

Change in cash and cash equivalents	(39,627)	2,865
Effect of exchange rate change on cash and cash equivalents	2,333	(555)
Cash and cash equivalents at beginning of period	80,560	65,941
Cash and cash equivalents at end of period	$43,266	$68,251

Supplemental information
Interest paid	$25,584	$14,939
- thereof accreted interest paid on repayment of long-term debt	8,594	—
Interest capitalized	205	69
Income taxes paid	26,249	3,268

 Other Financial Data (unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006
	$’000s		$’000s

Net income	$350	$4,444	$2,668	$7,754
Net interest expense	6,207	13,545	15,166	29,000
Provision for income taxes	125	6,976	1,374	9,480
Depreciation	2,109	3,973	5,732	6,919
Amortization	19,141	11,932	39,089	23,116
EBITDA	$27,932	$40,870	$64,029	$76,269

Supplemental Information

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006
	$’000s		$’000s

Transaction related costs	$—	$(220)	$—	$—
Fair value increase in inventory	—	(922)	—	—
Loss on debt extinguishment	—	—	21,145	—
Share-based compensation	3,635	—	6,711	—
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(912)	(174)	(4,866)	(174)
Foreign currency exchange (gain) on the early extinguishment of $-denominated bank debt	—	—	(3,885)	—
Unrealized, non-cash (gain) on revaluation of the carrying value of $-denominated bank loans and short-term shareholder loans	(762)	(3,359)	(1,353)	(443)

	$1,961	$(4,675)	$17,752	$(617)

Notes to Tables Above

EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables.  EBITDA is defined as net earnings before interest, taxes, depreciation and amortization.  Sirona’s management utilizes  EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP.  EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP.  There are material limitations associated with making adjustments to Sirona’s earnings to calculate EBITDA and using this non-GAAP financial measure as compared to the most directly comparable GAAP financial measure. For instance, EBITDA does not include:

•	interest expense, and because Sirona has borrowed money in order to finance its operations, interest expense is a necessary element of its costs and ability to generate revenue;
•	depreciation and amortization expense, and because Sirona uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue; and
•	tax expense, and because the payment of taxes is part of Sirona’s operations, tax expense is a necessary element of costs and impacts Sirona’s ability to operate.

In addition, other companies may define EBITDA differently.  EBITDA, as well as the other information in this filing, should be read in conjunction with Sirona’s financial statements and footnotes contained in the documents that Sirona files with the U.S. Securities and Exchange Commission.

In addition to EBITDA, the accompanying financial tables also set forth certain  supplementary information that Sirona believes is useful for investors in evaluating Sirona’s underlying operations.  This supplemental information includes gains/losses recorded in the periods presented relating to early extinguishment of debt, stock option grants, revaluation of the carrying value of the dollar-denominated exclusivity payment and borrowings where the functional currency is Euro, and the Schick acquisition. Sirona’s management believes that these items are either nonrecurring or noncash in nature, and should be considered by investors in assessing Sirona’s financial condition, operating performance and underlying strength.

Sirona’s management uses EBITDA together with this supplemental information as an integral part of its reporting  and planning processes and as one of the primary measures to, among other things:

(i)	monitor and evaluate the performance of Sirona’s business operations;

(ii)	facilitate management’s internal comparisons of the historical operating performance of Sirona’s business operations;

(iii)	facilitate management’s external comparisons of the results of Sirona’s overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(v)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Sirona’s management believes that EBITDA and the supplemental information provided is useful to investors as it provides them with disclosure of Sirona’s operating results on the same basis as that used by Sirona’s management.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the Euro/U.S. $ average foreign exchange rate for the current period.

The exchange rates used in converting Euro denominated revenues into U.S. $ in the Company’s financial statements prepared in accordance with U.S. GAAP were: $1.310 and $1.203 for the three months ended March, 31, 2007 and 2006, respectively, and $1.299 and $1.196 for the six months ended March 31, 2007 and 2006, respectively.